Notice of Guaranteed Delivery
                                       to
                              Tender Common Shares
                                       of
                            W.P. Stewart & Co., Ltd.

      This notice of guaranteed delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Computershare (the "depositary") on or prior to the expiration date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              [LOGO] Computershare

                By Mail:                       By Facsimile Transmission:               By Overnight Courier:
             Computershare                   For Eligible Institutions Only:                Computershare
    c/o Voluntary Corporate Actions                  (781) 930-4942                c/o Voluntary Corporate Actions
            P.O. Box 859208                                                              161 Bay State Drive
        Braintree, MA 02185-9208            For Confirmation Only Telephone:             Braintree, MA 02184
                                                     (781) 930-4900

      Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery to the depositary.

      This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

              The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

      The undersigned hereby tender(s) to Arrow Masters LP, a Delaware limited partnership, Arrow Partners LP, a Delaware limited partnership, and Arrow Offshore, Ltd., a Cayman Islands exempted company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 28, 2008 (the "Offer to Purchase"), and in the related letter of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of common shares, par value $.001 per share (the "Shares"), of W.P. Stewart & Co., Ltd., a Bermuda exempted company, indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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Number of Tendered Shares:


________________________________________________________________________________

Certificate No.(s) (if available):


________________________________________________________________________________

Check box if shares will be tendered by book-entry transfer: |_|

Name of Tendering Institution:


________________________________________________________________________________

The Depositary Trust Company Account Number:


________________________________________________________________________________


Dated: __________________________________________________________________ , 2007

Name(s) of Record Holder(s):


________________________________________________________________________________
                                 (Please Print)

Address(es):


________________________________________________________________________________
                                   (Zip Code)

Area Code and Telephone No.(s):


________________________________________________________________________________

                                    SIGN HERE

Signature(s):


________________________________________________________________________________

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

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act,
(2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Company either the certificates evidencing all tendered shares, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in either case, together with the letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days after the date hereof.

      The eligible guarantor institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and share certificates to the Company within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

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Name of Firm:


________________________________________________________________________________
                             (Authorized Signature)

Address:


________________________________________________________________________________
                                   (Zip Code)

Title:


________________________________________________________________________________

Name:


________________________________________________________________________________
                             (Please Print or Type)

Area Code and Telephone No.:


________________________________________________________________________________


Dated: __________________________________________________________________ , 2008

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.